Exhibit 99.1

Wayfair Inc. Announces Proposed Offering of $600 million Convertible Senior Notes

BOSTON—Wayfair Inc. (NYSE: W) (the “Company,” “we” or “Wayfair”) announced today that it intends to offer, subject to market conditions and other factors, $600 million aggregate principal amount of convertible senior notes due 2027 (the “notes”) in a private offering (the “offering”) to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). In connection with the offering, the Company expects to grant the initial purchasers an option to purchase, within a 13-day period beginning on, and including, the initial issuance date of the notes, up to an additional $90 million aggregate principal amount of notes.

The final terms of the notes, including the initial conversion rate, interest rate and certain other terms, will be determined at the time of pricing. The Company expects that the reference price used to calculate the initial conversion price for the notes will be the last reported sale price of the Company’s Class A common stock on Thursday, September 8, 2022. The notes will bear interest semi-annually and will mature on September 15, 2027, unless earlier redeemed, repurchased or converted in accordance with their terms. Prior to June 15, 2027, the notes will be convertible only upon satisfaction of certain conditions and during certain periods. Thereafter, the notes will be convertible at any time until the close of business on the second scheduled trading day immediately preceding the maturity date. The Company may not redeem the notes prior to September 20, 2025. On or after September 20, 2025, the Company may redeem for cash all or part of the notes if the last reported sale price of the Company’s Class A common stock has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive), including at least one of the five trading days immediately preceding the date on which the Company provides notice of redemption, during any 30 consecutive trading day period ending on, and including, the trading day immediately preceding the date on which the Company provides notice of redemption. The redemption price will equal 100% of the principal amount of the notes being redeemed, plus accrued and unpaid interest to, but excluding, the redemption date.

The notes will be convertible at the option of holders, subject to certain conditions and during certain periods, into cash, shares of the Company’s Class A common stock or a combination of cash and shares of the Company’s Class A common stock, with the form of consideration determined at the Company’s election. Holders of the notes will have the right to require the Company to repurchase all or a portion of their notes at 100% of their principal amount, plus any accrued and unpaid interest, upon the occurrence of certain events.

When issued, the notes will be the Company’s senior unsecured obligations and will rank senior in right of payment to any of the Company’s unsecured indebtedness that is expressly subordinated in right of payment to the notes; equal in right of payment to any of the Company’s existing and future unsecured indebtedness that is not so subordinated, such as its 0.375% convertible senior notes due 2022, 1.125% convertible senior notes due 2024 (the “2024 Notes”), 0.625% convertible senior notes due 2025 (the “2025 Notes”), 2.50% accreting convertible senior notes due 2025 (the “Accreting 2025 Notes”) and 1.00% convertible senior notes due 2026; effectively junior in right of payment to any of the Company’s secured indebtedness to the extent of the value of the assets securing such indebtedness; and structurally junior to all existing and future indebtedness and other liabilities (including trade payables) of the Company’s subsidiaries, including Wayfair LLC’s guarantee of the Accreting 2025 Notes.

In connection with the pricing of the notes, the Company expects to enter into privately negotiated capped call transactions with one or more of the initial purchasers and/or their respective affiliates and/or certain other financial institutions (the “option counterparties”). These capped call transactions are generally expected to reduce the potential dilution with respect to the Company’s Class A common stock upon any conversion of notes and/or offset any cash payments the Company is required to make in excess of the principal amount of converted notes, as the case may be, with such reduction of potential dilution and/or offset of cash payments subject to a cap.

The Company has been advised that, in connection with establishing their initial hedges of the capped call transactions, the option counterparties or their respective affiliates expect to purchase shares of the Company’s Class A common stock and/or enter into various derivative transactions with respect to the Company’s Class A common stock concurrently with, or shortly after, the pricing of the notes. This activity could increase (or reduce the size of any decrease in) the market price of the Company’s Class A common stock or the notes at that time. In addition, the Company expects that the option counterparties or their respective affiliates may modify their hedge positions by entering into or unwinding various derivatives with respect to the Company’s Class A common stock and/or purchasing or selling the Company’s Class A common stock or other securities of the Company in secondary market transactions following the pricing of the notes and prior to the maturity of the notes (and are likely to do so on each trading day during the observation period relating to any conversion of the notes on or after June 15, 2027 that is not in connection with a redemption, or following the Company’s election to terminate any portion of the capped call transactions in connection with any repurchase, redemption, exchange or early conversion of the notes). This activity could also cause or avoid an increase or a decrease in the market price of the Company’s Class A common stock or the notes, which could affect the ability of holders to convert the notes and, to the extent the activity occurs during any observation period related to a conversion of the notes, it could affect the number of shares of the Company’s Class A common stock and value of the consideration that holders will receive upon conversion of the notes.

In addition, if any such capped call transaction fails to become effective, whether or not the offering is completed, the option counterparty party thereto may unwind its hedge positions with respect to the Company’s Class A common stock, which could adversely affect the value of the Company’s Class A common stock and, if the notes have been issued, the value of the notes.

The Company intends to use a portion of the net proceeds from the offering to pay the cost of the capped call transactions. If the initial purchasers exercise their option to purchase additional notes, the Company expects to use a portion of the net proceeds from the sale of the additional notes to enter into additional capped call transactions. In addition, the Company also intends to use a portion of the net proceeds from the offering and, if necessary, cash on hand, to repurchase for cash a portion of the 2024 Notes and 2025 Notes as described below. The Company intends to use the remaining net proceeds, if any, from the offering for working capital and general corporate purposes, including, but not limited to, operating and capital expenditures. The Company may also use a portion of such net proceeds to finance acquisitions, strategic transactions, investments, repurchases of the Company’s Class A common stock or the repayment, redemption, purchase or exchange of indebtedness (including its existing convertible notes).

Contemporaneously with the pricing of the notes in the offering, the Company expects to enter into separate and individually negotiated transactions (the “concurrent note repurchases”) with certain holders of the 2024 Notes and certain holders of the 2025 Notes to repurchase for cash a portion of the 2024 Notes and 2025 Notes. The terms of the concurrent note repurchases are anticipated to be individually negotiated with each holder of 2024 Notes and the 2025 Notes, respectively, and will depend on several factors, including the market price of the Company’s Class A common stock and the trading price of the 2024 Notes and the 2025 Notes, respectively, at the time of each such concurrent note repurchase. No assurance can be given as to how much, if any, of the 2024 Notes or 2025 Notes will be repurchased or the terms on which they will be repurchased.

The Company expects that certain holders of the 2024 Notes and certain holders of the 2025 Notes that the Company agrees to repurchase that have hedged their equity price risk with respect to such 2024 Notes and 2025 Notes, respectively (the “hedged holders”), will, concurrently with or shortly after the pricing of the new notes, unwind all or part of their hedge positions by buying the Company’s Class A common stock and/or entering into or unwinding various derivative transactions with respect to the Company’s Class A common stock. Any repurchase of the 2024 Notes and the 2025 Notes and the potential related market activities by holders of the 2024 Notes and 2025 Notes participating in the concurrent note repurchases could increase (or reduce the size of any decrease in) the market price of the Company’s Class A common stock, which may affect the trading price of the notes at that time and the initial conversion price of the notes. The Company cannot predict the magnitude of such market activity or the overall effect it will have on the price of the notes or the Company’s Class A common stock.

The notes and the Class A common stock issuable upon conversion of the notes, if any, are not being registered under the Securities Act, or the securities laws of any other jurisdiction. The notes and the Class A common stock issuable upon conversion of the notes, if any, may not be offered or sold in the United States except in transactions exempt from, or not subject to, the registration requirements of the Securities Act and any applicable state securities laws.

This press release does not constitute an offer to sell or a solicitation of an offer to buy the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

About Wayfair

Wayfair is the destination for all things home: helping everyone, anywhere create their feeling of home. From expert customer service, to the development of tools that make the shopping process easier, to carrying one of the widest and deepest selections of items for every space, style, and budget, Wayfair gives everyone the power to create spaces that are just right for them.

The Wayfair family of brands includes:

•	Wayfair- Everything home — for a space that’s all you.

•	Joss & Main—The ultimate style edit for home.

•	AllModern—All of modern, made simple.

•	Birch Lane—A fresh take on the classics.

•	Perigold—An undiscovered world of luxury design.

•	Wayfair Professional—Just right for Pros.

Wayfair generated $12.6 billion in net revenue for the twelve months ended June 30, 2022. Headquartered in Boston, Massachusetts with operations throughout North America and Europe, Wayfair employs approximately 18,000 people.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of federal and state securities laws. All statements other than statements of historical fact contained in this press release, including, but not limited to, statements regarding: whether we will offer and issue the notes and the terms of the notes; the anticipated use of the net proceeds of the offering; expectations regarding the effect of the capped call transactions and the repurchase of the 2024 Notes and the 2025 Notes; expectations regarding actions of the option counterparties and their respective affiliates and regarding the hedged holders; whether the capped call transactions will become effective; and whether any repurchase of the 2024 Notes or the 2025 Notes will close, are forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions.

Forward-looking statements are based on current expectations of future events. We cannot guarantee that any forward-looking statement will be accurate, although we believe that we have been reasonable in our expectations and assumptions. Investors should realize that if underlying assumptions prove inaccurate or that known or unknown risks or uncertainties materialize, actual results could vary materially from our expectations and projections. Investors are therefore cautioned not to place undue reliance on any forward-looking statements. These forward-looking statements speak only as of the date of this press release and, except as required by applicable law, we undertake no obligation to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events or otherwise.

A list and description of risks, uncertainties and other factors that could cause or contribute to differences in our results can be found in our filings with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K and subsequent filings. We qualify all of our forward-looking statements by these cautionary statements.

Source: Wayfair Inc.

Media Relations Contact:

Jane Carpenter, 617-502-7595

PR@wayfair.com

Investor Relations Contact:

Wayfair Inc.

Jane Gelfand

IR@wayfair.com